                                                                   EXHIBIT 12.1

                     PRIME GROUP REALTY TRUST (The Company)
          AND PREDECESSOR PROPERTIES (THE PREDECESSOR TO THE COMPANY)

                   STATEMENTS REGARDING COMPUTATION OF RATIOS
                                  (IN $000'S)

                          COMPANY-      COMPANY-    COMPANY-      COMPANY-
                          PRO FORMA     HISTORICAL  PRO FORMA     HISTORICAL  PREDECESSOR-HISTORICAL
                          ------------ -----------  ------------ -----------  ----------------------
                             THREE        THREE                                 THREE
                             MONTHS      MONTHS                                MONTHS
                             ENDED        ENDED      YEAR ENDED  PERIOD FROM    ENDED   PERIOD FROM
                           MARCH 31,    MARCH 31,   DECEMBER 31, 11/17/97 TO  MARCH 31,  1/1/97 TO
                              1998        1998          1997      12/31/97      1997     11/16/97
                          ------------ -----------  ------------ -----------  --------- -----------
EARNINGS
--------
Income(loss) before
 preferred share
 dividends and minority
 interest per the
 consolidated/combined
 financial statements...    $ 7,912      $ 5,191      $23,816      $1,427      $(6,875)  $(29,050)
Interest expense........      6,497        6,415       24,383       1,680        9,498     34,417
Amortization of debt
 issuance costs.........        281          281          751         121          149        630
Preferred share
 dividends..............      3,474          700       13,894         345           --        --
                            -------      -------      -------      ------      -------   --------
Earnings................    $18,164      $12,587      $62,844      $3,573      $ 2,772   $  5,997
                            =======      =======      =======      ======      =======   ========

FIXED CHARGES
-------------
Interest expense........    $ 6,497      $ 6,415      $24,383      $1,680      $ 9,498   $ 34,417
Capitalized interest
 expense................         --           --          --          --            --        --
Amortization of debt
 issuance costs.........        281          281          751         121          149        630
Preferred share
 dividends..............      3,474          700       13,894         345           --        --
                            -------      -------      -------      ------      -------   --------
Total fixed charges.....    $10,252      $ 7,396      $39,028      $2,146      $ 9,647   $ 35,047
                            =======      =======      =======      ======      =======   ========
RATIO OF EARNINGS TO
 COMBINED FIXED CHARGES
 AND PREFERRED SHARE
 DIVIDENDS (1)..........       1.77         1.70         1.61        1.66         0.29       0.17
                            =======      =======      =======      ======      =======   ========
EXCESS(DEFICIT) OF
 EARNINGS TO COMBINED
 FIXED CHARGES AND
 PREFERRED SHARE
 DIVIDENDS..............    $ 7,912      $ 5,191      $23,816      $1,427      $(6,875)  $(29,050)
                            =======      =======      =======      ======      =======   ========

FUNDS FROM OPERATIONS
---------------------
Funds From Operations...    $10,575      $ 9,770      $37,552      $3,964      $(3,945)  $(14,461)
Interest expense........      6,497        6,415       24,383       1,680        9,498     34,417
Amortization of debt
 issuance costs.........        281          281          751         121          149        630
Preferred share
 dividends..............      3,474          700       13,894         345           --        --
                            -------      -------      -------      ------      -------   --------
Adjusted Funds From
 Operations.............    $20,827      $17,166      $76,580      $6,110      $ 5,702   $ 20,586
                            =======      =======      =======      ======      =======   ========

FIXED CHARGES
-------------
Interest expense........    $ 6,497      $ 6,415      $24,383      $1,680      $ 9,498   $ 34,417
Capitalized interest
 expense................         --           --          --          --            --        --
Amortization of debt
 issuance costs.........        281          281          751         121          149        630
Preferred share
 dividends..............      3,474          700       13,894         345           --        --
                            -------      -------      -------      ------      -------   --------
Total fixed charges.....    $10,252      $ 7,396      $39,028      $2,146      $ 9,647   $ 35,047
                            =======      =======      =======      ======      =======   ========
RATIO OF FUNDS FROM
 OPERATIONS TO COMBINED
 FIXED CHARGES AND
 PREFERRED SHARE
 DIVIDENDS (2)..........       2.03         2.32         1.96        2.85         0.59       0.59
                            =======      =======      =======      ======      =======   ========
EXCESS(DEFICIT) OF FUNDS
 FROM OPERATIONS TO
 COMBINED FIXED CHARGES
 AND PREFERRED SHARE
 DIVIDENDS..............    $10,575      $ 9,770      $37,552      $3,964      $(3,945)  $(14,461)
                            =======      =======      =======      ======      =======   ========

                                   PREDECESSOR-HISTORICAL
                          ----------------------------------------


                                 YEAR ENDED DECEMBER 31,
                           ---------------------------------------
                             1996      1995      1994       1993
                           --------  --------  ---------  --------
EARNINGS
--------
Income(loss) before
 preferred share
 dividends and minority
 interest per the
 consolidated/combined
 financial statements...   $(31,417) $(29,576) $ (22,062) $(20,829)
Interest expense........     37,217    36,234     33,387    29,162
Amortization of debt
 issuance costs.........        594     1,148        714       859
Preferred share
 dividends..............        --        --         --        --
                           --------  --------  ---------  --------
Earnings................   $  6,394  $  7,806  $  12,039  $  9,192
                           ========  ========  =========  ========

FIXED CHARGES
-------------
Interest expense........   $ 37,217  $ 36,234  $  33,387  $ 29,162
Capitalized interest
 expense................        --        --         --        --
Amortization of debt
 issuance costs.........        594     1,148        714       859
Preferred share
 dividends..............        --        --         --        --
                           --------  --------  ---------  --------
Total fixed charges.....   $ 37,811  $ 37,382  $  34,101  $ 30,021
                           ========  ========  =========  ========
RATIO OF EARNINGS TO
 COMBINED FIXED CHARGES
 AND PREFERRED SHARE
 DIVIDENDS (1)..........       0.17      0.21       0.35      0.31
                           ========  ========  =========  ========
EXCESS(DEFICIT) OF
 EARNINGS TO COMBINED
 FIXED CHARGES AND
 PREFERRED SHARE
 DIVIDENDS..............   $(31,417) $(29,576) $ (22,062) $(20,829)
                           ========  ========  =========  ========

FUNDS FROM OPERATIONS
---------------------
Funds From Operations...   $(17,367) $(12,733) $ (12,930) $ (9,345)
Interest expense........     37,217    36,234     33,387    29,162
Amortization of debt
 issuance costs.........        594     1,148        714       859
Preferred share
 dividends..............        --        --         --        --
                           --------  --------  ---------  --------
Adjusted Funds From
 Operations.............   $ 20,444  $ 24,649  $  21,171  $ 20,676
                           ========  ========  =========  ========

FIXED CHARGES
-------------
Interest expense........   $ 37,217  $ 36,234  $  33,387  $ 29,162
Capitalized interest
 expense................        --        --         --        --
Amortization of debt
 issuance costs.........        594     1,148        714       859
Preferred share
 dividends..............        --        --         --        --
                           --------  --------  ---------  --------
Total fixed charges.....   $ 37,811  $ 37,382  $  34,101  $ 30,021
                           ========  ========  =========  ========
RATIO OF FUNDS FROM
 OPERATIONS TO COMBINED
 FIXED CHARGES AND
 PREFERRED SHARE
 DIVIDENDS (2)..........       0.54      0.66       0.62      0.69
                           ========  ========  =========  ========
EXCESS(DEFICIT) OF FUNDS
 FROM OPERATIONS TO
 COMBINED FIXED CHARGES
 AND PREFERRED SHARE
 DIVIDENDS..............   $(17,367) $(12,733) $ (12,930) $ (9,345)
                           ========  ========  =========  ========
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